UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2024
CEPTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 West Trimble Road
San Jose, CA 95131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 408-459-7579
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $115.00 per share, subject to adjustment	CPTNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Cepton, Inc., a Delaware corporation (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”) on June 17, 2024. At the Annual Meeting, the Company’s stockholders approved the following proposals, which are described in detail in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 15, 2024.
As of May 6, 2024, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 15,920,917 shares of the Company's common stock were outstanding and eligible to vote. Approximately 82% of all shares (and votes) were represented at the Annual Meeting or by proxy. The final voting results for each of the proposals submitted to a stockholder vote at the Annual Meeting are as follows:
Proposal No. 1: The election of the two Class B director nominees named below to serve until the Company's 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified was approved as set forth below.

Nominee	Shares For	Shares Withheld	Broker Non-Votes

George Syllantavos	9,232,918	456,058	3,439,068
Xiaogang (Jason) Zhang	9,270,732	418,244	3,439,068

Proposal No. 2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was approved as set forth below.

Shares For	Shares Against	Shares Abstained	Broker Non-Votes

12,793,596	295,925	38,523	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: June 17, 2024	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer
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